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                                                                    Exhibit 99.1


               COLLATERAL THERAPEUTICS ANNOUNCES POSITIVE CLINICAL
              RESULTS FOR LEAD CARDIOVASCULAR GENE THERAPY PRODUCT

                   LARGE-SCALE PIVOTAL CLINICAL TRIALS PLANNED

         SAN DIEGO, California - March 20, 2000, Collateral Therapeutics, Inc. (Nasdaq: CLTX) today announced positive preliminary results of a double-blinded, placebo-controlled Phase 1/2 clinical trial of the Company's lead non-surgical angiogenic gene therapy product candidate, GENERX-TM- (Ad5FGF4), for the treatment of patients with stable exertional angina due to coronary artery disease. Based on these results, Collateral and it's development partners Schering AG of Germany and Berlex Laboratories plan to initiate large-scale Phase 2b/3 pivotal trials to advance the commercial development of GENERX.

         "To the best of our knowledge, this marks the first time that a scientifically well-controlled clinical trial of a non-surgical cardiovascular gene therapy has produced positive results and demonstrated a safe and well-tolerated treatment effect," said Jack W. Reich, Ph.D., Chairman and Chief Executive Officer of Collateral Therapeutics. "Based on these data, Collateral and Schering AG plan to meet with the FDA and other health authorities to review clinical development plans designed to support licensing applications for this product candidate. These results further support Collateral's objective to establish new standards of care by developing a portfolio of non-surgical cardiovascular gene therapy products that have the potential to provide simpler and more cost-effective alternatives to currently available treatments for heart disease."

         The AGENT (Angiogenic GENe Therapy) trial was designed as a Phase 1/2 ascending-dose trial having two primary objectives: (1) to assess the safety of GENERX at a range of dose levels; and (2) to evaluate clinical measures of efficacy and select appropriate doses of GENERX to take forward into large-scale clinical trials. 67 patients with stable exertional angina, chest pain caused by a lack of oxygen in the heart muscle, which is triggered by exertion or emotional stress, were enrolled at 12 major medical centers across the country. Patients received a one-time, non-surgical, intracoronary administration of a placebo or GENERX and were evaluated for safety and efficacy for 12 weeks in this double-blind, placebo-controlled study.

         Based on results from this clinical trial, GENERX appeared to be safe and well tolerated at all dose levels evaluated in the study. In addition, substantial improvements in exercise time on a treadmill were observed at multiple dose levels in patients treated with GENERX. At one dose level, which will be carried forward into larger clinical trials, more than half of the GENERX-treated patients exhibited a substantial prolongation of their total time on a treadmill. The extent of prolongation observed compared favorably to percutaneous transluminal coronary angioplasty and to coronary artery bypass graft surgery.

         "It is clear that we have seen very positive biological effects in patients. Based on results from the AGENT trial, the next logical step is to proceed with expanded clinical trials to


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fully characterize the therapeutic utility of this treatment approach," noted
Robert L. Engler, M.D., Professor of Medicine at the University of California, San Diego, and the VA Medical Center, and a co-founder of the Company, who assisted in the design of the trial. "The results from this placebo-controlled, double-blind Phase 1/2 clinical trial confirm the Company's preclinical research and further support the Company's thesis that an adenoviral-based cardiovascular gene therapy product can be safely delivered to the human heart using a standard catheter, in order to achieve a positive therapeutic effect based on Collateral's methods of gene therapy."

         In addition, in preparation for including an expanded patient population within the large-scale trials, Collateral and Schering AG are also currently evaluating a broader population of patients, including patients who previously underwent coronary artery bypass graft surgery and those with more severe forms of coronary artery disease.

         Patient safety is the Company's primary consideration in any clinical trial. The study showed that GENERX appears to be safe and well tolerated at all dose levels studied. Safety information from the trial has been submitted to appropriate regulatory agencies in compliance with U.S. federal safety reporting requirements. In addition, the clinical trial protocol was presented to and approved by the Recombinant DNA Advisory Committee (RAC) at public hearings on June 18, 1998. As reported in December 1999, the death of one patient enrolled in the trial (which occurred approximately five months after the one-time product administration) was determined to have been unlikely to be causally related to the therapy, following evaluations by independent investigators, company medical directors, and an independent safety review panel.

         The angiogenic gene therapy product candidate GENERX was developed by Collateral based on scientific discoveries and technology pioneered by the Company's chief scientific officer and co-founder, H. Kirk Hammond, M.D., and his colleagues at the VA Medical Center and the University of California, San Diego. Subsequent development of GENERX has been conducted in close collaboration with Schering AG of Germany, and with Schering's U.S. subsidiaries Berlex Laboratories and Berlex Biosciences.

         GENERX is a non-surgically administered gene therapy designed to stimulate angiogenesis (new blood vessel growth), providing an alternate route for blood to flow around blocked or clogged arteries. Envisioned as an out-patient procedure that could be administered by cardiologists, GENERX involves a one-time, non-surgical administration of an adenoviral gene therapy vector containing the human Fibroblast Growth Factor-4 (FGF-4) angiogenic gene delivered into the coronary arteries through a standard catheter.

         Angina is chest pain caused by myocardial ischemia, a condition in which the amount of oxygen the heart muscle requires exceeds the amount available due to coronary artery blockage (atherosclerosis). According to the American Heart Association (AHA), angina affects approximately 6.2 million Americans, with 300,000 new cases diagnosed each year. Angina is a symptom of coronary artery disease (CAD), which affects more than 60 million Americans and is a leading cause of death in the United States. Current treatment options for CAD include drug therapy, which is usually life-long, can be costly, and may be associated with undesirable


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side effects, or invasive procedures that require hospitalization, including angioplasty and bypass surgery. According to the AHA, approximately 480,000 angioplasties and nearly 600,000 bypass surgeries are performed each year in the United States. Collateral's approach to angiogenic gene therapy is being developed to potentially reduce the need for these interventions by offering a non-surgical alternative that may only require a single treatment.

         Collateral Therapeutics, Inc., headquartered in San Diego, is a leader in the discovery and development of innovative non-surgical gene therapy products for the treatment of cardiovascular diseases. Collateral Therapeutics is developing non-surgical cardiovascular gene therapy products focused on: (1) angiogenesis, as a treatment approach for coronary artery disease, peripheral vascular disease and congestive heart failure; (2) myocardial adrenergic signaling, as a treatment for congestive heart failure; and (3) heart muscle regeneration, to improve cardiac function for patients who have suffered a heart attack.

         Statements in this press release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. There can be no assurance that Collateral Therapeutics, Inc. will be able to commercially develop cardiovascular gene therapy products, that necessary regulatory approvals will be obtained or that any clinical trials will be successful or that the proposed treatments will prove to be safe and/or effective. The actual results may differ from those described in this press release due to risks and uncertainties that exist in the Company's operations and business environment, including, without limitation, the Company's early stage of product development and the limited experience in the development of gene therapies in general, its dependence upon proprietary technology and current competition, history of operating losses and accumulated deficits, the Company's reliance on collaborative relationships, and uncertainties related to clinical trials, safety, efficacy, the ability to obtain the appropriate regulatory approvals, patent protection and market acceptance, as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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